SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

KALEX CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52177	13-3305161
(Commission File Number)	(I.R.S. Employer Identification No.)

330 E 33rd Street Suite 15M New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

212-686-7171
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1 August 2013

Termination of a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement.

On April 2, 2013, Kalex Corp. (the “Company” or “Kalex”) entered into a Share Exchange Agreement ("Agreement"), which Agreement was never closed, with American International Football Corporation, Inc., a Nevada corporation (“AIFC”), the Estate of Norman King, and the shareholder owning all the issued and outstanding capital stock of AIFC.

On August 1, 2013, following the failure of AIFC to close the transaction contemplated by the Agreement on or before June 15, 2013, Kalex determined that the Company should terminate the Agreement and elected to do so by providing written notice of termination to AIFC pursuant to the terms of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K dated April 8, 2013, and is incorporated into this Item, by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

KALEX CORP.

Date: August 7, 2013	By:	/s/ Arnold F. Sock
Name: Arnold F. Sock
Title: President